UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023

Harpoon Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38800	47-3458693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 400 South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

(650) 443-7400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HARP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on March 29, 2023, Harpoon Therapeutics, Inc. (the “Company”) received a written notice from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that for the last 30 consecutive business days, the bid price of the Company’s common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of Nasdaq Listing Rule 5450(a)(1). On September 19, 2023, the Company received notice from Nasdaq that the Staff determined that from September 5 to September 18, 2023, the closing bid price of the Company’s common stock was at $1.00 per share or greater; accordingly, the Company had regained compliance with Nasdaq Listing Rule 5550(a)(2), and this matter is now closed.

As previously reported, on March 30, 2023, the Company received a notification letter from the Staff, indicating that the Company’s stockholders’ equity of $5.4 million, as reported in its Annual Report on Form 10-K for the year ended December 31, 2022, did not satisfy the continued listing requirement set forth in Nasdaq Listing Rule 5450(b)(1)(A) to maintain a minimum of $10 million in stockholders’ equity. On June 7, 2023, Nasdaq granted the Company a 180-day extension to September 26, 2023 to provide evidence of compliance. On September 12, 2023, the Company transferred from Nasdaq Global Market to Nasdaq Capital Market.

On September 27, 2023, the Company received a written notice from the Staff indicating that the Company did not meet the terms of the extension by making public disclosure evidencing compliance with the minimum $2.5 million equity requirement under Nasdaq Listing Rule 5550(b) by the September 26, 2023 deadline. The Company plans to timely request a hearing before the Nasdaq Hearings Panel, which request would stay any further action by the Staff.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “expect,” “intend,” “may,” “will,” “would,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. All statements other than statements of historical fact contained in this Current Report on Form 8-K are forward-looking statements, including statements relating to the Company’s plans for pursuing a hearing before the Nasdaq Hearings Panel. These forward-looking statements are based on Harpoon Therapeutics’ expectations and assumptions as of the date of this Current Report on Form 8-K. These forward-looking statements are subject to risks and uncertainties that could cause results and events to differ significantly from those expressed or implied by the forward-looking statements. Many factors that may cause Harpoon Therapeutics’ actual results to differ from those expressed or implied in the forward-looking statements in this Current Report on Form 8-K are discussed in Harpoon Therapeutics’ filings with the U.S. Securities and Exchange Commission, including under “Risk Factors” in Harpoon Therapeutics’ quarterly report on Form 10-Q for the quarter ended June 30, 2023 and future filings by Harpoon Therapeutics. Except as required by law, Harpoon Therapeutics assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harpoon Therapeutics, Inc.

Date: September 29, 2023	By:	/s/ Julie Eastland
Julie Eastland
President and Chief Executive Officer